UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

New Subsidiary Credit Facility

On July 17, 2017, Bristow Equipment Leasing Ltd. (the “Borrower”), a subsidiary of Bristow Group Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) among the Borrower, PK Transportation Finance Ireland Limited and the several banks, other financial institutions and other lenders from time to time party thereto (the “Lenders”), PK AirFinance S.à r.l., as agent (in such capacity, the “Agent”) for the Lenders, and PK AirFinance S.à r.l., as security trustee (in such capacity, the “Security Trustee”) for the MAG Agent and the MAG Parties (each as defined below), the Agent and the Lenders, pursuant to which the Lenders have agreed to provide commitments in an aggregate amount of up to $230 million to make up to 24 term loans (each, a “Term Loan” and collectively, the “Term Loans”), each of which shall be made in respect of an aircraft to be pledged as collateral for the Term Loans (all such pledged aircraft, including any substitutions therefor, the “Pledged Aircraft”).

Each Term Loan will bear interest at an interest rate equal to, as the Borrower’s option, a floating rate of one-month LIBOR plus a margin of 5% per annum (the “Margin”), subject to certain adjustments for the Agent’s costs of funds, determined two business days before the borrowing date of each Term Loan, or a fixed rate based on a notional interest rate swap of twelve 30-day months in respect of such Term Loan with a floating rate of interest based on one-month LIBOR, plus the Margin.

The Borrower is required to repay each Term Loan on an annuity basis, payable monthly in arrears starting on the seventh month following the date of the borrowing of such Term Loan, with a final payment of 53% of the initial amount of such Term Loan due on the 70th month following the date of the borrowing of such Term Loan.

The Borrower’s obligations under the Credit Agreement will be guaranteed by the Company and will be secured by the Pledged Aircraft, initially consisting of 24 helicopters, together with the engines and other equipment and parts that may from time to time be installed on the Pledged Aircraft and certain other related assets (collectively, the “Aircraft Collateral”), as well as a pledge by BriLog Leasing Ltd., a subsidiary of the Company and the direct parent company of the Borrower (“BriLog”), of its shares of the Borrower and a pledge of any other assets of the Borrower (together with the Aircraft Collateral, the “Collateral”). The Collateral will also provide security on an equal and ratable basis for obligations in respect of the MAG Leases (as defined below), subject to the Borrower Guarantee Cap (as defined below), subject to the terms of an intercreditor agreement, among the Borrower, BriLog, the Agent, the Security Trustee, PK AirFinance S.à r.l., as agent (in such capacity, the “MAG Agent”) for The Milestone Aviation Group (“MAG”), MAG and certain of its affiliates as lessors under certain aircraft leases with BriLog (such affiliates, the “Lessors“) and the beneficial owners of the MAG Leases (as defined below) (collectively, the “MAG Parties”), the Lenders and the MAG Parties, that governs the relationship of the Lenders, the MAG Parties, the Agent, the Security Trustee, the Lessors and the MAG Agent with respect to the Collateral and certain other matters.

In connection with the Credit Agreement, the Borrower will guarantee (the “Borrower Guarantee”) certain of BriLog’s obligations under existing aircraft operating leases with MAG and certain of its affiliates as lessors (the “MAG Leases”), subject to a cap of the lesser of (a) the present value of net rental payments during the term of such leases and (b) the greater of (i) 3.5% of consolidated net tangible assets of the Company and its subsidiaries and (ii) $40 million (the “Borrower Guarantee Cap”).

The proceeds of the Term Loans, which are expected to fund on or before August 30, 2017 unless otherwise extended, are expected to be used to, among other things, repay portions of the outstanding term loan indebtedness of the Company under (1) the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010, by and among the Company, as borrower, the lenders from time to time party thereto, and SunTrust Bank, as administrative agent, and (2) the Term Loan Credit Agreement, dated as of November 5, 2015, by and among the Company, as borrower, the lenders from time to time party thereto, and SunTrust Bank, as administrative agent, and for general corporate purposes.

The Lenders are not obligated to make any Term Loan to the Borrower, and no Aircraft Collateral related to such Term Loan will be provided, until the satisfaction of certain conditions to funding the Term Loans, including the completion and delivery of security documentation in respect of such Aircraft Collateral.

Other Terms of the Credit Agreement

Each Term Loan is subject to certain mandatory prepayment events in connection with (i) certain terminations of intercompany lease and sublease agreements in respect of the Pledged Aircraft, (ii) events resulting in loss of the Pledged Aircraft (subject to the Borrower’s ability to substitute another pledged aircraft) and (iii) certain changes in laws causing certain loan documents and security documents to be unenforceable or unobservable. All of the Term Loans are subject to certain mandatory prepayment events which give rise to certain prepayments including, in certain instances, requiring that the Company, BriLog and other affiliates of the Company that are party to agreements with MAG and its affiliates pay any outstanding amounts then due and payable in respect of such other agreements. Subject to such mandatory prepayment events and certain other limited exceptions, the Borrower is not permitted to prepay the Term Loans before June 30, 2019. Certain of the mandatory prepayments and voluntary prepayments will be subject to prepayment fees as follows: (i) before June 30, 2019, 4.5% of the principal amount prepaid, (ii) after June 29, 2019 but before June 30, 2020, 3.5% of the principal amount prepayment, (iii) after June 29, 2020 but before June 30, 2021, 2.5% of the principal amount prepaid, (iv) after June 29, 2021 but before June 30 2022, 1.5% of the principal amount prepayment, and (v) after June 29, 2022, zero.

In addition, the Credit Agreement includes covenants that, among other things, limit the ability of the Borrower to incur additional liens or financial indebtedness and transfer the Collateral or amend the intercompany lease and sublease agreements in respect of the Pledged Aircraft. The Credit Agreement also contains events of default that the Company considers customary for transactions of this type, as well as failure of payment of deferred rental amounts and certain events of default under the MAG Leases and certain other agreements between the Company and its affiliates, on the one hand, and MAG and its affiliates, on the other hand.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the complete document. A copy of the Credit Agreement is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Credit Agreement, dated as of July 17, 2017, among Bristow Equipment Leasing Ltd., as borrower, the several banks, other financial institutions and other lenders from time to time party thereto and PK AirFinance S.à r.l., in its capacity as agent, and PK AirFinance S.à r.l., in its capacity as security trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: July 18, 2017	By:	/s/ David C. Searle
David C. Searle
Interim General Counsel and Corporate Secretary